                                EXHIBIT 99(b)
                  WELLS FARGO & COMPANY AND SUBSIDIARIES
           COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED DIVIDENDS

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                                                       Quarter ended March 31,
(in millions)                                             1996        1995
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
     Income before income tax expense                  $    462    $    370
     Fixed charges                                          348         377
                                                       --------     -------
                                                       $    810    $    747
                                                       --------     -------
                                                       --------     -------

Preferred dividend requirement                         $     10    $     10
Ratio of income before income tax expense to
   net income                                              1.75        1.59
                                                       --------     -------
Preferred dividends (2)                                $     18    $     16
                                                       --------     -------
Fixed charges (1):
     Interest expense                                       330         360
     Estimated interest component of net
        rental expense                                       18          17
                                                       --------     -------
                                                            348         377
                                                       --------     -------

     Fixed charges and preferred dividends             $    366    $    393
                                                       --------     -------
                                                       --------     -------
Ratio of earnings to fixed charges and preferred
   dividends (3)                                           2.21        1.90
                                                       --------     -------
                                                       --------     -------


EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
     Income before income tax expense                  $    462    $    370
     Fixed charges                                          107         135
                                                       --------     -------
                                                       $    569    $    505
                                                       --------     -------
                                                       --------     -------

Preferred dividends (2)                                $     18    $     16
                                                       --------     -------
Fixed charges (1):
     Interest expense                                       330         360
     Less interest on deposits                             (241)       (242)
     Estimated interest component of net
       rental expense                                        18          17
                                                       --------     -------
                                                            107         135
                                                       --------     -------
     Fixed charges and preferred dividends             $    125    $    151
                                                       --------     -------
                                                       --------     -------

Ratio of earnings to fixed charges and
   preferred dividends (3)                                 4.55        3.34
                                                       --------     -------
                                                       --------     -------
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
(1)  As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.